As filed with the U.S. Securities and Exchange Commission on February 8, 2024

Registration No. 333-259881

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kandi Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	3714	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Jinhua New Energy Vehicle Town

Jinhua, Zhejiang Province

People’s Republic of China

Post Code 321016

(86 - 579) 82239856

(Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices)

Kewa Luo

Kandi Technologies Group, Inc.

The Helmsley Building

230 Park Ave, 3rd/4th Floor West

New York, NY 10169

Tel: 212-551-3610

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Elizabeth F. Chen, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York 10036
(212) 326-0199

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and all other conditions to the proposed Business Combination described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-259881

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form F-4 (File No. 333-259881), as amended, (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 29, 2021 and declared effective by the Commission on November 1, 2022, Kandi Technologies Group, Inc., a company incorporated under the laws of British Virgin Islands (the “Registrant”), registered an aggregate of 86,690,062 of the Registrant’s ordinary shares, par value $0.001 per share (“Ordinary Shares”), and paid an aggregate registration fee of $41,614.70. This Registration Statement is being filed with the Commission pursuant to General Instruction H to Form F-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 5,144,096 Ordinary Shares to be issuable upon the completion of the Reincorporation Merger (as described in the Prior Registration Statement). The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table filed with the Prior Registration Statement.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the documents listed below:

●	The Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein;

●	The Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) of Kandi Technologies Group, Inc., a Delaware corporation (“Kandi Delaware”) filed with the Commission on March 16, 2023;

●	The Definitive Proxy Statement on Schedule 14A of Kandi Delaware filed with the Commission on November 17, 2023;

●	The Quarterly Reports on Form 10-Q of Kandi Delaware filed with the Commission on May 10, 2023, August 8, 2023 and November 10, 2023, respectively; and

●	The Current Reports on Form 8-K of Kandi Delaware filed with the Commission on April 28, 2023, June 23, 2023, November 27, 2023, December 29, 2023 respectively.

Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Ogier, Legal Counsel of British Virgin Islands with respect to the legality of Additional Kandi BVI Ordinary Shares being registered.

23.1	Consent of Kreit & Chiu CPA LLP

23.2	Consent of Ogier (included in Exhibit 5.1 hereto).

24.1	Power of Attorney of Officers and Directors (included in the signature page of the registration statement on Form F-4 filed on September 29, 2021)

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jinhua, the People’s Republic of China, on the 8th day of February, 2024.

Kandi Technologies Group, Inc.

By:	/s/ Dong Xueqin
Name: Dong Xueqin
Title: Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on February 8, 2024 in the capacities indicated:

Signature	Title

/s/ Dong Xueqin	Chief Executive
Dong Xueqin	Officer (Principal Executive Officer)

/s/ Jehn Ming Lim	Chief Financial Officer
Jehn Ming Lim	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Lin Yi

*	Director
Jerry Lewin

*	Director
Henry Yu

*	Director
Chen Liming

*	Director
Wang Lin

/s/ Hu Xiaoming	Chairman of the Board of Directors
Hu Xiaoming

*By:	/s/ Hu Xiaoming
Hu Xiaoming
Attorney-in-fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Kandi Technologies Group, Inc. has signed this Registration Statement in the City of New York, United States on February 8, 2024.

By:	/s/ Kewa Luo
Name:	Kewa Luo
Title:	Investor Relationship Director of Kandi Technologies Group, Inc.

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